                                                                   Exhibit 10.66

================================================================================


                             PARTICIPATION AGREEMENT

                                      among

                    HANOVER COMPRESSION LIMITED PARTNERSHIP,
                                   as Lessee,

                         HANOVER EQUIPMENT TRUST 2001A,
                           a Delaware business trust,
                                   as Lessor,

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                             as Certificate Holders,

                    HANOVER COMPRESSION LIMITED PARTNERSHIP,
                           HANOVER COMPRESSOR COMPANY,
                    HANOVER APPLIED PROCESS SOLUTIONS, INC.,
                       EUREKA ENERGY LIMITED PARTNERSHIP,
                    HANOVER ACQUISITION LIMITED PARTNERSHIP,
                    HANOVER COMPRESSOR LIMITED HOLDINGS LLC,
                        HANOVER LAND LIMITED PARTNERSHIP,
                      HANOVER MAINTECH LIMITED PARTNERSHIP,
                       HANOVER/SMITH LIMITED PARTNERSHIP,
                      HANOVER OEC COMPRESSION CORPORATION,
                      PRODUCTION OPERATORS CORPORATION, and
                           PRODUCTION OPERATORS, INC.
                                 as Guarantors,

                                       and

                              WILMINGTON TRUST FSB
                              as Indenture Trustee,
                      Collateral Agent under the Indenture,
  and in its individual capacity, only to the extent expressly set forth herein

                                       and

                            WILMINGTON TRUST COMPANY,
                           in its individual capacity,
                  only to the extent expressly set forth herein

                         ------------------------------

                           Dated as of August 31, 2001

                         ------------------------------


================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                          SECTION 1. SALE OF SECURITIES

1.1      Authorization and Issuance of Securities............................ 1
         ----------------------------------------
1.2      Sale and Purchase of Securities..................................... 1
         -------------------------------

                   SECTION 2. CERTIFICATE HOLDER CONTRIBUTION

2.1      Certificate Holder Contribution..................................... 2
         -------------------------------
2.2      Prepayment of the Certificates...................................... 2
         ------------------------------

                     SECTION 3. SUMMARY OF THE TRANSACTIONS

3.1      Operative Agreements................................................ 2
         --------------------
3.2      Equipment Purchase and Lease........................................ 2
         ----------------------------

                SECTION 4. THE CLOSING OF THE LEASE TRANSACTIONS

4.1      Release Date........................................................ 2
         ------------
4.2      Trust Company Authorization......................................... 2
         ---------------------------

                          SECTION 5. FUNDING OF ADVANCE

5.1      General............................................................. 3
         -------
5.2      Procedures for Funding.............................................. 3
         ----------------------

                SECTION 6. CONDITIONS OF THE RELEASE AND ADVANCE

6.1      General Conditions to the Release of the Certificate Holder
         -----------------------------------------------------------
         Contributions and the Proceeds of the Securities.................... 3
         ------------------------------------------------

                    SECTION 7. REPRESENTATIONS AND WARRANTIES

7.1      Representations and Warranties of the Indenture Trustee, the
         ------------------------------------------------------------
         Collateral Agent, and Wilmington Trust FSB.......................... 6
         ------------------------------------------
7.2      Representations and Warranties of Lessor............................ 7
         ----------------------------------------
7.3      Representations and Warranties of the Trust Company.................10
         ---------------------------------------------------
7.4      Representations and Warranties of the Lessee and the Guarantors.....11
         ---------------------------------------------------------------

                     SECTION 8. PAYMENT OF CERTAIN EXPENSES

8.1      Transaction Expenses................................................16
         --------------------
8.2      Brokers' Fees and Stamp Taxes.......................................16
         -----------------------------
8.3      Certain Fees and Expenses...........................................16
         -------------------------
8.4      Continuous Perfection of Security Interests.........................17
         -------------------------------------------
8.5      Oklahoma Equipment Subleases........................................17
         ----------------------------
8.6      Operative Agreements and Related Obligations........................17
         --------------------------------------------

              SECTION 9. COVENANTS OF THE LESSEE AND THE GUARANTORS

9.1      Limitation on Indebtedness..........................................17
         --------------------------
9.2      Limitation on Layering..............................................21
         ----------------------
9.3      Limitation on Restricted Payments...................................21
         ---------------------------------
9.4      Limitation on Liens.................................................24
         -------------------
9.5      Limitation on Restrictions on Distributions from Restricted
         -----------------------------------------------------------
         Subsidiaries........................................................24
         ------------
9.6      Limitation on Sales of Assets and Subsidiary Stock..................25
         --------------------------------------------------
9.7      Limitation on Affiliate Transactions................................26
         ------------------------------------
9.8      Limitation on Sale of Capital Stock of Restricted Subsidiaries......27
         --------------------------------------------------------------

9.9      SEC Reports and Available Information...............................27
         -------------------------------------
9.10     Merger and Consolidation............................................27
         ------------------------
9.11     Future Subsidiary Guarantors........................................29
         ----------------------------
9.12     Changes in Name, Jurisdiction of Incorporation, etc.................29
         ---------------------------------------------------

                   SECTION 10. OTHER COVENANTS AND AGREEMENTS

10.1     Covenants of the Trust, the Certificate Holders, Indenture Trustee
         ------------------------------------------------------------------
         and the Trust Company...............................................29
         ---------------------
10.2     Amendment of Certain Documents......................................31
         ------------------------------
10.3     Proceeds of Casualty................................................31
         --------------------
10.4     Income Tax Reporting................................................31
         --------------------
10.5     Financial Statements and Other Information..........................32
         ------------------------------------------
10.6     Financial Reporting.................................................32
         -------------------
10.7     Appraisal...........................................................32
         ---------

                           SECTION 11. LESSEE'S RIGHTS

11.1     Rights of Lessee Regarding the Indenture............................33
         ----------------------------------------
11.2     Agent for Acquisition of Equipment..................................35
         ----------------------------------

                        SECTION 12. TRANSFER OF INTEREST

12.1     Restrictions on Transfer............................................35
         ------------------------
12.2     Effect of Transfer..................................................35

                           SECTION 13. INDEMNIFICATION

13.1     General Indemnity...................................................36
         -----------------
13.2     General Tax Indemnity...............................................37
         ---------------------
13.3     Entity Tax Indemnity................................................41
         --------------------

                            SECTION 14. MISCELLANEOUS

14.1     Survival of Agreements..............................................41
         ----------------------
14.2     No Broker, etc......................................................41
         ---------------
14.3     Notices.............................................................41
         -------
14.4     Counterparts........................................................43
         ------------
14.5     Amendments and Termination..........................................43
         --------------------------
14.6     Headings, etc.......................................................43
         --------------
14.7     Parties in Interest.................................................43
         -------------------
14.8     GOVERNING LAW.......................................................44
         -------------
14.9     Severability........................................................44
         ------------
14.10    Liability Limited...................................................44
         -----------------
14.11    Rights of Lessee....................................................44
         ----------------
14.12    Further Assurances..................................................44
         ------------------
14.13    Successors and Assigns..............................................45
         ----------------------
14.14    No Representation or Warranty.......................................45
         -----------------------------
14.15    Highest Lawful Rate.................................................45
         -------------------
14.16    Waiver..............................................................46
         ------
14.17    Integration.........................................................46
         -----------
14.18    Obligations of Guarantors...........................................46
         -------------------------

Annex A         Rules of Usage and Definitions

Exhibits
--------

Exhibit A       Form of Requisition
Exhibit B       Form of Opinions

Schedules
---------

Schedule 9.7(b)

         PARTICIPATION AGREEMENT dated as of August 31, 2001 (this "Agreement"), among HANOVER COMPRESSION LIMITED PARTNERSHIP, a Delaware limited partnership and a wholly owned subsidiary of Hanover (the "Lessee"); HANOVER EQUIPMENT TRUST 2001A, a Delaware business trust (the "Trust" or the "Lessor"), GENERAL ELECTRIC CAPITAL CORPORATION, as Certificate Holders (the "Certificate Holders"), HANOVER COMPRESSION LIMITED PARTNERSHIP, a Delaware limited partnership, HANOVER COMPRESSOR COMPANY, a Delaware corporation ("Hanover" or "Holdings"), HANOVER APPLIED PROCESS SOLUTIONS, INC., a Delaware corporation, EUREKA ENERGY LIMITED PARTNERSHIP, a Delaware limited partnership, HANOVER ACQUISITION LIMITED PARTNERSHIP, a Delaware limited partnership, HANOVER COMPRESSOR LIMITED HOLDINGS LLC, a Delaware limited liability company, HANOVER LAND LIMITED PARTNERSHIP, a Delaware limited partnership, HANOVER MAINTECH LIMITED PARTNERSHIP, a Delaware limited partnership, HANOVER/SMITH LIMITED PARTNERSHIP, a Delaware limited partnership, HANOVER OEC COMPRESSION CORPORATION, an Oklahoma corporation, PRODUCTION OPERATORS CORPORATION, a Delaware corporation, and PRODUCTION OPERATORS, INC., a Delaware corporation, as Guarantors (collectively, together with the Lessee and Hanover, the "Guarantors"), WILMINGTON TRUST FSB, as indenture trustee for the Securityholders (the "Indenture Trustee") and as collateral agent for the Securityholders and the Certificate Holders (the "Collateral Agent"), and in its individual capacity only to the extent expressly set forth herein (in its individual capacity, "Wilmington Trust FSB"), and WILMINGTON TRUST COMPANY (the "Trust Company") in its individual capacity only to the extent expressly set forth herein. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Annex A hereto.


                              Preliminary Statement
                              ---------------------

         In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


                          SECTION 1. SALE OF SECURITIES

         1.1 Authorization and Issuance of Securities. On the Closing Date, the Lessor authorized the issuance and sale of $300,000,000 aggregate principal amount of the Securities. The Securities were issued pursuant to, are entitled to the benefits of, and are governed by, the Indenture and secured by a first priority security interest in the Equipment pursuant to the Security Documents.

         1.2 Sale and Purchase of Securities. Pursuant to the terms and conditions of the Purchase Agreement and in reliance on the representations and warranties contained therein and in this Agreement, the Initial Purchasers have purchased Securities in an aggregate principal amount of $300,000,000.

                   SECTION 2. CERTIFICATE HOLDER CONTRIBUTION

         2.1 Certificate Holder Contribution. On the Closing Date, the Certificate Holders made an investment in the Lessor (a "Certificate Holder Contribution") in an amount equal to $9,300,000. The Lessor shall use the Certificate Holder Contribution to pay a portion of the Equipment Costs simultaneously and pro rata with the proceeds of the Securities.

         2.2 Prepayment of the Certificates. The Lessor shall prepay the Certificate Holder Contribution in accordance with Section 5.1 of the Indenture in connection with the exercise by the Lessee of its right to direct the Lessor to prepay the Securities.


                     SECTION 3. SUMMARY OF THE TRANSACTIONS

         3.1 Operative Agreements. (a) On the Closing Date, (i) the applicable parties thereto shall have executed the Indenture, the Securities, the Trust Agreement, the Certificates and the Escrow Agreement, (ii) the Securities and the Certificates shall have been issued, and (iii) the proceeds of the Securities and Certificate Holder Contribution shall have been deposited in the Escrow.

         (b) On the Release Date, each of the applicable parties thereto shall execute and deliver this Agreement, the Lease, the Security Agreement, the Hanover Guarantee, the Assignment of Lease, the Consent to Assignment, and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

         3.2 Equipment Purchase and Lease. On the Release Date and subject to the terms and conditions of this Agreement and the Indenture (i) the Lessor will use the Escrowed Funds to purchase all right, title and interest in and to each Unit of Equipment on the Release Date and (ii) the Lessor will simultaneously lease all of its right, title and interest in the Equipment to the Lessee by executing and delivering the Lease.


                SECTION 4. THE CLOSING OF THE LEASE TRANSACTIONS

         4.1 Release Date. All documents and instruments required to be delivered on the Release Date shall be delivered at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, or at such other location as may be determined by the Initial Purchasers.

         4.2 Trust Company Authorization. The Certificate Holders agree that, with respect to the Release Date, the satisfaction or waiver of the conditions contained in Section 6 hereof shall constitute authorization and direction by the Certificate Holders to the Trustee, without further act, to take on behalf of the Lessor the actions specified in Section 2.1 of the Trust Agreement.

                          SECTION 5. FUNDING OF ADVANCE

         5.1 General. To the extent funds have been made available to the Lessor from proceeds of the Securities and Certificate Holder Contributions and, if the Escrow Agreement is executed and delivered, are released from the 2001A Escrow Account, the Lessor will (i) acquire the Equipment in accordance with the terms of this Agreement and the other Operative Agreements; (ii) on behalf of the Lessee, pay Transaction Expenses; and (iii) pay all other Equipment Costs.

         5.2 Procedures for Funding. (a) On the Release Date, the Lessee shall deliver to the Certificate Holders and the Indenture Trustee, a requisition (the "Requisition"), appropriately completed, in the form of Exhibit A hereto.

         (b) The Requisition shall (i) be irrevocable; and (ii) request funds for the payment of Equipment Costs.


                SECTION 6. CONDITIONS OF THE RELEASE AND ADVANCE

         6.1 General Conditions to the Release of the Certificate Holder Contributions and the Proceeds of the Securities. If the Escrow Agreement is executed and delivered, the agreement of the Initial Purchasers and each Certificate Holder to have the proceeds of the Securities and the Certificate Holder Contribution released from the 2001A Escrow Account on the Release Date to the Lessor to pay Equipment Costs is subject to the satisfaction of or waiver by the Certificate Holders and the Initial Purchasers, immediately prior to or concurrently with the making of such release, of the following conditions precedent:

               (a) Operative Agreements. Each of the Operative Agreements entered into on the Closing Date and the Release Date shall have been duly authorized, executed, acknowledged and delivered by the parties thereto and shall be in full force and effect, and no event of default thereunder or default under Section 17.1(i) or (ii) of the Lease shall exist (both before and after giving effect to the transactions contemplated by the Operative Agreements), and the Initial Purchasers, the Indenture Trustee, the Trust Company, the Certificate Holders and Lessee each shall have received a fully executed copy of each of the Operative Agreements (other than the Securities of which the Indenture Trustee shall have received the originals thereof and the Certificates of which each Certificate Holder shall have received its original thereof);

               (b) Taxes. All taxes, fees and other charges in connection with the execution, delivery, and, where applicable, recording, filing and registration of the Operative Agreements shall have been paid or provisions for such payment shall have been made to the reasonable satisfaction of the Indenture Trustee and the Certificate Holders;

               (c) Governmental Approvals. All necessary Governmental Approvals, in each case required by any law or regulation enacted, imposed or adopted on the date hereof shall have been obtained or made and be in full force and effect;

               (d) Insurance. The Indenture Trustee, the Initial Purchasers and the Certificate Holders shall have received evidence in form and substance reasonably satisfactory to them that all of the requirements of Section 14 of the Lease shall have been satisfied (which evidence shall include a report from a reputable insurance broker certifying that all such requirements have been satisfied);

               (e) Legal Requirements. The transactions contemplated by the Operative Agreements do not and will not violate in any respect any Legal Requirements that would reasonably be expected to have a Material Adverse Effect and do not and will not subject the Indenture Trustee, any Initial Purchaser, the Trust Company, the Certificate Holders or the Lessee to any adverse regulatory prohibitions or constraints;

               (f) Corporate Proceedings of the Lessee and Each Guarantor. On the Release Date, the Indenture Trustee, the Initial Purchasers and the Certificate Holders shall have received a copy of the resolutions or minutes of the Board of Directors of the Lessee and each Guarantor authorizing the execution, delivery and performance of this Agreement, the Hanover Guarantee and the other Operative Agreements to which it is a party, certified by the Secretary or an Assistant Secretary of the Lessee or of such Guarantor as of the Release Date, which certificate shall state that the resolutions or minutes thereby certified have not been amended, modified, revoked or rescinded;

               (g) Lessee and Guarantor Incumbency Certificate. On the Release Date, the Indenture Trustee, the Initial Purchasers and the Certificate Holders shall have received a certificate of the Lessee and each Guarantor, dated the Release Date, as to the incumbency and signature of the officers of the Lessee and each Guarantor executing any Operative Agreement reasonably satisfactory in form and substance to the Initial Purchasers and the Certificate Holders, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Lessee or of such Guarantor with true and complete copies of their respective certificates of incorporation and by-laws attached;

               (h) Corporate Proceedings of the Trust Company and Wilmington Trust FSB. On the Release Date, the Initial Purchasers, the Certificate Holders and the Lessee shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Initial Purchasers, Certificate Holders and the Lessee, of the Board of Directors of the Trust Company and of the Board of Directors of Wilmington Trust FSB, in each case authorizing the execution, delivery and performance of the Operative Agreements to which it is a party, certified by the Secretary or an Assistant Secretary of the Trust Company as of the Release Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

               (i) Trust Company and Wilmington Trust FSB Incumbency Certificate. On the Release Date, the Initial Purchasers, the Certificate Holders and the Lessee shall have received a certificate of the Trust Company, and a certificate of Wilmington Trust FSB, in each case dated the Release Date, as to the incumbency and signature of the officers of the Trust Company or Wilmington Trust FSB, as applicable, executing any Operative Agreement, executed by the President or any Vice President, Assistant Vice President, or a duly authorized Trust Officer or Wilmington Trust FSB, as applicable, and the Secretary or any Assistant Secretary of the Trust Company or Wilmington Trust FSB, as applicable;

               (j) Consents, Licenses and Approvals. All consents, authorizations and filings required in order to allow Lessee and the Guarantors to consummate the transaction contemplated by this Agreement shall have been obtained and be in full force and effect, except to the extent the failure to obtain or maintain any such consent, authorization or filing would not individually or in the aggregate have a Material Adverse Effect;

               (k) Legal Opinions. (i) The Indenture Trustee, the Lessee, the Guarantors, the Certificate Holders and the Initial Purchasers shall have received the executed legal opinion of Latham & Watkins, counsel to the Lessee and the Guarantors substantially in the form set forth in Exhibit B-1 hereto;

                      (ii)   The Indenture Trustee, the Lessee, the
                  Guarantors, the Certificate Holders and the Initial Purchasers shall have received the executed legal opinion of Morris, James, Hitchens & Williams, counsel to the Trust, the Trust Company, and Wilmington Trust FSB, substantially in the form set forth in Exhibit B-2 hereto;

                      (iii) The Indenture Trustee, the Lessee, the Certificate Holders, the Trust Company and the Initial Purchasers shall have received the executed legal opinion of local counsel to the Lessee in the following states: Texas, Louisiana, New Mexico, Wyoming, Oklahoma, Colorado, and Arkansas, substantially in the form of Exhibit B-3 hereto.

               (l) Actions to Perfect Liens. The Indenture Trustee shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including the filing of duly executed Lessee Financing Statements and Lessor Financing Statements, necessary or, in the opinion of the Collateral Agent or the Certificate Holders, desirable to perfect the Liens created by the Security Documents shall have been completed or shall be completed promptly thereafter;

               (m) Lien Searches. By the Release Date, the Indenture Trustee and the Certificate Holders shall have received the results of recent searches by a Person reasonably satisfactory to the Initial Purchasers and the Certificate Holders, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed (i) in each State in which any Equipment is located with respect to personal property of the Lessee and the owners of the Equipment immediately prior to the date hereof and (ii) the state of organization of Lessee and such owners, and the results of such search shall be satisfactory to the Initial Purchasers and the Certificate Holders;

               (n) Representations and Warranties. The representations and warranties of the Lessor, the Lessee, the Initial Purchaser, the Certificate Holders and the Guarantors contained herein and in each of the other Operative Agreements shall be true and correct in all material respects on and as of the Release Date as if made on and as of the Release Date (unless such representations and warranties specifically refer to another date);

               (o) Performance of Operative Agreements. The parties hereto (other than the Initial Purchaser or the Certificate Holders) shall have performed in all material respects their respective agreements contained herein and in the other Operative Agreements on or prior to the Release Date (to the extent required to be performed prior to the Release Date);

               (p) Default. There shall not have occurred and be continuing any Default or Event of Default and no Default or Event of Default will have occurred after giving effect to the Advance requested by the Requisition.

               (q) Requisition. The Indenture Trustee and the Certificate Holders shall have received a fully completed executed counterpart of the Requisition dated as of the Release Date;

               (r) Bill of Sale. There shall have been delivered to the Lessor, a bill of sale (the "Bill of Sale"), in form and substance reasonably acceptable to the Indenture Trustee and the Certificate Holders, with respect to the Equipment, conveying title to the Equipment to the Lessor, subject only to the Permitted Exceptions;

               (s) Title. The Lessor shall have good and valid title to the Equipment on the Release Date subject only to the Permitted Exceptions, and the Lessor shall have granted the security interest pursuant to the Security Agreement with respect to the Equipment; and

               (t) Appraisal. The Initial Purchasers and the Certificate Holders shall have received an Appraisal of the Equipment and such Appraisal shall be in form and substance acceptable to the Initial Purchasers and the Certificate Holders.


                    SECTION 7. REPRESENTATIONS AND WARRANTIES

         7.1 Representations and Warranties of the Indenture Trustee, the Collateral Agent, and Wilmington Trust FSB. Wilmington Trust FSB, in its individual capacity and in its capacity as Indenture Trustee and Collateral Agent, hereby represents and warrants to each of the other parties hereto as of the Release Date as follows:

               (a) Due Organization, etc. It is a federal savings bank duly organized and validly existing and in good standing and has the power and authority to enter into and perform its obligations under the Indenture and the other Operative Agreements to which it is or will be a party, and has the corporate power and authority to act as the Indenture Trustee and Collateral Agent under the Indenture and the other Operative Agreements to which it is or will be a party and to enter into and perform the obligations under each of the other Operative Agreements to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it in connection with or as contemplated by each such Operative Agreement to which it is or will be a party.

               (b) Authorization; No Conflict. The execution, delivery and performance of each Operative Agreement to which it is a party, either in its individual capacity or as Indenture Trustee or Collateral Agent, have been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any Person, (ii) does or will contravene any Legal Requirement applicable to or binding on it as of the date hereof, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, its leases, organizational documents or by-laws, or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected or (iv) does or will require any Governmental Action by any Governmental Authority governing its banking or trust powers.

               (c) Enforceability, etc. Each Operative Agreement to which it is a party has been duly executed and delivered by it and constitutes a legal, valid and binding obligation enforceable against it in accordance with the terms thereof except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               (d) Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Wilmington Trust FSB, threatened by or against Wilmington Trust FSB with respect to any of the Operative Agreements or any of the transactions contemplated hereby or thereby.

         7.2 Representations and Warranties of Lessor. Lessor represents and warrants to each of the other parties hereto as of the Release Date as follows:

               (a) Due Organization, etc. Lessor is a duly organized and validly existing business trust in good standing under the laws of the State of Delaware and has the power and authority to carry on its business as now conducted and to enter into and perform its obligations under this Agreement, each Operative Agreement to which it is a party and each other agreement, instrument and document executed and delivered by it on the Closing Date or the Release Date in connection with or as contemplated by each such Operative Agreement.

               (b) Authorization; No Conflict. The execution, delivery and performance of each Operative Agreement to which it is a party has been duly authorized by all necessary action on its part and neither the execution and delivery thereof by the Lessor, nor the consummation of the transactions contemplated thereby by the Lessor, nor compliance by it with any of the terms and provisions thereof (i) requires or will require any approval of (which approval has not been obtained) any Person, (ii) contravenes or will contravene any Legal Requirement applicable to or binding on it as of the date hereof, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lessor Lien upon the Equipment or the Trust Agreement, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it or its properties may be bound or
         (iv) does or will require any Governmental Action by any Governmental Authority.

               (c) Enforceability, etc. Each Operative Agreement to which it is a party has been duly executed and delivered by it and constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against it in accordance with the terms thereof except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               (d) Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Lessor (a) with respect to any of the Operative Agreements or any of the transactions contemplated hereby or thereby, or (b) which would reasonably be expected to have a material adverse effect on the assets, liabilities, operations, business or financial condition of the Lessor.

               (e) Assignment. Lessor has not assigned or transferred any of its right, title or interest in or under the Lease, any other Operative Agreement or any Equipment, except in accordance with the other Operative Agreements.

               (f) No Default. The Lessor is not in default under or with respect to any of its Contractual Obligations or the Trust Agreement or other organizational documents in any respect which would reasonably be expected to have a material adverse effect on the assets, liabilities, operations, business or financial condition of the Lessor. No Default or Event of Default attributable to it has occurred and is continuing.

               (g) Use of Proceeds. The proceeds from the issuance and sale of the Securities and the Certificate Holder Contributions shall be applied by the Lessor solely in accordance with the provisions of the Operative Agreements.

               (h) Chief Place of Business; Identity. The Lessor's chief place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 1100 North Market Street, Wilmington, Delaware 19890-0001. Lessor's correct and complete legal name is "Hanover Equipment Trust 2001A". Lessor's type of organization (as that term is defined in Article 9 of the UCC) is a Delaware business trust, and Lessor's organizational number is 3421490.

               (i) Federal Reserve Regulations. The Lessor is not engaged principally in, and does not have as one of its most important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board), and no part of the proceeds from the issuance and sale of the Securities and the Certificate Holder Contribution will be used by it, directly or indirectly, to purchase or carry any margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying any such margin stock (within the meaning of Regulation U of the Board) or for any purpose that violates, or is inconsistent with, the provisions of Regulations of the Board, including but not limited to, T, U or X of the Board.

               (j)    Investment and Holding Company Status. The Lessor is not
         (i) an "investment company" as defined in, or subject to regulation under the Investment Company Act of 1940 or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

               (k) Securities Act. Neither the Lessor nor any Person authorized by the Lessor to act on its behalf has offered or sold any interest in the Equipment or the Securities, or in any similar security or interest relating to the Equipment, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Securities, the Indenture Trustee, and neither the Lessor nor any Person authorized by the Lessor to act on its behalf will take any action which would subject the issuance or sale of any interest in the Equipment or the Securities to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended except as expressly set forth in the Operative Agreements.

               (l) Lessor Liens. The Equipment is free and clear of all Lessor Liens.

               (m) Representations and Warranties; No Default. The representations and warranties of the Lessor set forth herein and in each of the other Operative Agreements are true and correct in all respects. The Lessor is in compliance with its respective obligations under the Operative Agreements. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on the Release Date.

               (n) Conditions Precedent in Operative Agreements. All conditions precedent contained in this Agreement and in the other Operative Agreements to be satisfied by Lessor relating to the acquisition of the Equipment by the Lessor have been satisfied in full or waived by the Initial Purchasers and the Certificate Holders.

               (o) Available Information. So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Lessor will, during any period in which the Lessee is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or the Lessee is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

         7.3 Representations and Warranties of the Trust Company. The Trust Company represents and warrants to each of the other parties hereto as of the Release Date as follows:

               (a) Due Organization, etc. It is a Delaware banking corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has the power and authority to enter into and perform its obligations under the Trust Agreement and has the corporate power and authority to act as the trustee under the Trust Agreement and to enter into and perform the obligations under each of the other Operative Agreements to which Trust Company or the Trust, as the case may be, is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before the Closing Date or the Release Date in connection with or as contemplated by each such Operative Agreement to which the Trust Company or the Trust, as the case may be, is or will be a party.

               (b) Authorization; No Conflict. The execution, delivery and performance of each Operative Agreement to which it is a party, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Certificate Holders) as the trustee for Lessor, as the case may be, has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any Person, (ii) does or will contravene any current United States federal law, governmental rule or regulation relating to its banking or trust powers, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, its charter or by-laws, or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected or (iv) does or will require any Governmental Action by any Governmental Authority of the State of Delaware or the United States governing its banking or trust powers.

               (c) Trust Agreement Enforceability, etc. The Trust Agreement and, assuming the Trust Agreement is the legal, valid and binding obligation of the Certificate Holders, each other Operative Agreement to which Trust Company is a party have been, or on or before the Release Date will be, duly executed and delivered by Trust Company or the Trust, as the case may be, and the Trust Agreement and each such other Operative Agreement to the extent entered into by the Trust Company constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against Trust Company in accordance with the terms thereof except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               (d) Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Trust Company with respect to any of the Operative Agreements or any of the transactions contemplated hereby or thereby.

               (e) Liens. The Trust Estate is free and clear of Lessor Liens attributable to the Trust Company, and there are no Liens affecting the title of the Trust to the Equipment or resulting from any act or claim against the Trust Company arising out of any event or condition not related to the ownership, leasing use or operation of the Equipment or any other transaction contemplated by this Agreement or any of the other Operative Agreements, including any Lien resulting from the nonpayment by the Trust Company of any Taxes imposed or measured by its net income.

         7.4 Representations and Warranties of the Lessee and the Guarantors. The Lessee and each of the Guarantors jointly and severally represent and warrant to the Lessor, the Indenture Trustee, the Initial Purchasers, the Trust Company and each Certificate Holder as of the Release Date as follows:

               (a) Organization; Powers. Each of the Lessee and the Guarantors (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted,
         (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (iv) has the power and authority to execute, deliver and perform its obligations under each of the Operative Agreements and each other agreement or instrument contemplated thereby to which it is or will be a party;

               (b) Authorization. The execution, delivery and performance by each of the Lessee and the Guarantors of each of the Operative Agreements to which it is a party (a) have been duly authorized by all requisite action, including, if required, stockholder action on the part of the Lessee and each of the Guarantors and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Lessee or such Guarantor, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Lessee or such Guarantor is a party or by which it or any of its property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Lessee or such Guarantor, except in accordance with the Operative Agreements;

               (c) Enforceability, etc. Each Operative Agreement to which the Lessee and each of the Guarantors is a party has been duly executed and delivered by the Lessee and each of the Guarantors and constitutes a legal, valid and binding obligation of the Lessee and each of the Guarantors enforceable against the Lessee or such Guarantor in accordance with its terms, except as such enforceability may be limited by the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or general equitable principles (whether considered in a proceeding in equity or at law);

               (d) Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required by the Lessee or any of the Guarantors in connection with the sale, leasing or financing of the Equipment, except such as have been made or obtained and are in full force and effect;

               (e) Financial Statements. Hanover has heretofore furnished to the Indenture Trustee, the Initial Purchasers and the Certificate Holders the consolidated balance sheets and statements of income and cash flow of Hanover, as of and for the fiscal year ended December 31, 2000, accompanied by a certificate of a financial officer of Hanover. Such financial statements present fairly the financial condition and results of operations of Hanover and its consolidated subsidiaries as of such dates and for such periods. Such financial statements were prepared in accordance with GAAP applied on a consistent basis;

               (f) Offering Memorandum. The Lessee and the Guarantors have delivered to each Securityholder, through the Initial Purchasers, and to each Certificate Holder a copy of an Offering Memorandum, dated August 16, 2001 (the "Offering Memorandum"), relating to the transactions contemplated hereby;

               (g) No Material Adverse Change. There has been no adverse change in the business, assets, property or condition, financial or otherwise, of the Lessee or any of the Guarantors (not in the ordinary course of business) since March 31, 2001 and neither Hanover nor any of its subsidiaries has sustained since March 31, 2001 any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Documents, other than any such adverse change or loss or interference which is immaterial;

               (h) Title to Assets. Each of the Lessee and the Guarantors has good and marketable title to, or valid leasehold interests in, all its properties and assets. All such properties and assets, if any, that constitute the Trust Estate are free and clear of Liens, other than Liens expressly permitted by any of the Operative Agreements;

               (i) Litigation. There are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Lessee and the Guarantors, threatened against or affecting the Lessee or any business, property or rights of the Lessee or the Guarantors (x) which involve any Operative

         Agreements or the transactions contemplated hereby or (y) which could reasonably be anticipated to have a Material Adverse Effect except as set forth in Disclosure Documents;

               (j) Compliance with Laws. Neither the Lessee nor any Guarantor is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree, of any Governmental Authority, where such violation or default could reasonably be anticipated to result in a Material Adverse Effect;

               (k) Agreements. Neither the Lessee nor any Guarantor is a party to any agreement or instrument or subject to any corporate or other restriction that has resulted or could reasonably be anticipated to result in a Material Adverse Effect except as set forth in the Disclosure Documents;

               (l) No Defaults. Neither the Lessee nor any Guarantor is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, except where such default could reasonably be anticipated to not result in a Material Adverse Effect. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by a Requisition;

               (m) Federal Reserve Regulations. Neither the Lessee nor any Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board);

               (n) Investment Company Act; Public Utility Holding Company Act. Neither the Lessee nor any Guarantor is (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935;

               (o) No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Lessee or any Guarantor to the Indenture Trustee or any Initial Purchaser or Certificate Holder in connection with the negotiation of any Operative Agreement or included therein or delivered pursuant thereto (including, without limitation, the Offering Memorandum) contains any misstatement of fact or omits to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for any such untrue statement or omission which would make such statements misleading only in immaterial respects;

               (p) Employee Benefit Plans. Each of the Lessee and the Guarantors is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred as to which the Lessee or any Guarantor was required to file a report with the PBGC, and the present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $5,000,000 the value of the assets of such Plan. Neither the Lessee nor any Guarantor has incurred any withdrawal liability under Title IV of ERISA which remains unpaid and that could result in a Material Adverse Effect. Neither the Lessee nor any Guarantor has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and, to the best knowledge of the Lessee and each Guarantor, no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect;

               (q)    Environmental Matters.

                      (i) The Equipment does not contain any Hazardous Substances in amounts or concentrations which (i) constitute a material violation of , or (ii) would reasonably be expected to give rise to material liability under any Environmental Law.

                      (ii) The Equipment is in compliance in all material respects with all applicable Environmental Laws.

                      (iii) Neither the Lessee nor any Guarantor has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding any material non-compliance with Environmental Laws with regard to the Equipment, nor does the Lessee or any Guarantor have knowledge that any such notice will be received or is being threatened.

                      (iv) Hazardous Substances have not been transported or discharged from the Equipment so as to create a material violation of any Environment Law, nor have any Hazardous Substances been generated, created or used with respect to the Equipment so as to create a material violation of any applicable Environmental Law.

                      (v) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Lessee, threatened, under any Environmental Law to which the Lessee or any Guarantor is or, to Lessee's knowledge, will be named as a party with respect to the Equipment, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Equipment.

                      (vi) There has been no release or threat of release of Hazardous Substances at or from the Equipment, or arising from or related to the operations of the Lessee or any Guarantor in connection with the Equipment, in violation of, or in amounts or in a manner that would reasonably be expected to give rise to any material liability, under any Environmental Laws.

               (r) Insurance. The Lessee and the Guarantors have obtained insurance coverage covering the Equipment which meets the requirements of the Lease before commencing repairs or modifications, as the case may be, and such coverage is in full force and effect;

               (s) Representations and Warranties. The representations and warranties of each of the Lessee and the Guarantors set forth herein and in each of the other Operative Agreements, as applicable, are true and correct in all respects. Each of the Lessee and the Guarantors is in compliance with its obligations under the Operative Agreements and there exists no Default or Event of Default;

               (t) UCC Filings. On the Release Date, the UCC Financing Statements with respect to the Equipment will be filed (or deposited with the Collateral Agent for filing) with the appropriate Governmental Authorities;

               (u) Priority of Liens. Upon proper filing on the Release Date, the Security Documents will constitute a valid and perfected first lien on each Unit of Equipment in an amount not less than the Equipment Cost with respect to such Equipment, subject only to the Permitted Exceptions;

               (v) Legal Requirements. Each Unit of Equipment complies in all material respects with all Legal Requirements (including all Environmental Laws);

               (w) Consents, etc. All consents, licenses and permits required by all Legal Requirements for operation of each Unit of Equipment have been obtained and are in full force and effect;

               (x) Title to the Equipment. Upon the acquisition of each Unit of Equipment on the Release Date, the Lessor will have good and marketable title to the Equipment, subject in each case only to the Permitted Exceptions;

               (y) Location of the Equipment. Each Unit of Equipment being acquired on the Release Date is located within the United States or on lands covered by leases under the exclusive jurisdiction of the United States of America pursuant to the Outer Continental Shelf Lands Act, as amended, 43 U.S.C.ss.ss.1331, et seq. (1986);

               (z) Conditions Precedent in Operative Agreements. All conditions precedent contained in this Agreement and in the other Operative Agreements relating to the acquisition of a Unit of Equipment by the Lessor have been satisfied in full in all material respects or waived by the Initial Purchasers and the Certificate Holders;

               (aa) Hart-Scott-Rodino. The acquisition of the Equipment being acquired by Lessor on the Release Date does not conflict with, violate, or require the consent of any governmental entity, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               (bb) Available Information. So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Lessee and the Guarantors will, during any period in which the Lessee or such Guarantor is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or the Lessee or such Guarantor is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.


                     SECTION 8. PAYMENT OF CERTAIN EXPENSES

         The Lessee agrees, for the benefit of the Certificate Holders, the Initial Purchasers, the Trust Company, the Lessor and the Indenture Trustee.

         8.1 Transaction Expenses. On the Release Date, pay, or cause to be paid, all reasonable fees, expenses and disbursements of one counsel to each of the Lessor, the Trust Company, the Indenture Trustee, the Initial Purchasers and the Certificate Holders in connection with the transactions contemplated by the Operative Agreements and incurred in connection with the Closing Date and the Release Date, including all Transaction Expenses, and all other reasonable expenses in connection with the Closing Date and the Release Date, including all expenses relating to all fees, taxes and expenses for the recording, registration and filing of documents.

         8.2 Brokers' Fees and Stamp Taxes. Pay or cause to be paid brokers' fees with respect to brokers retained by or with the prior written consent of Lessee and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Agreement and the other Operative Agreements.

         8.3 Certain Fees and Expenses. Pay or cause to be paid in a timely manner (i) the initial and annual fee and all reasonable expenses of the Trust Company and the Indenture Trustee and any necessary co-trustees (including reasonable counsel fees and expenses) or any successor owner trustee, for acting as trustee under the Trust Agreement and the Indenture, (ii) all reasonable costs and expenses incurred by the Lessee, the Indenture Trustee, the Certificate Holders, the Initial Purchasers, the Trust Company or the Lessor in entering into any future amendments or supplements with respect to any of the Operative Agreements, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by the Lessee, (iii) all reasonable costs and expenses incurred by the Lessor, the Lessee, the Certificate Holders, the Initial Purchasers, or the Trust Company in connection with any purchase of any Equipment by the Lessee pursuant to Section 20 of the Lease, and (iv) the costs and expenses incurred by any Initial Purchaser, Certificate Holder or Securityholder in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Certificates or any other Operative

Agreement, or in responding to any subpoena or other legal process or informal investigative demand issued to such Initial Purchaser or Certificate Holder or Securityholders in connection with this Agreement or any other Operative Agreement, or by reason of being a holder of any Security or Certificate.

         8.4 Continuous Perfection of Security Interests. Lessee shall, and shall cause Lessor to, make all filing, recordings, registrations and take such actions, including, without limitation, the filing of duly executed Lessee Financing Statements and Lessor Financing Statements, necessary to insure that the Security Documents create a perfected first priority Lien (subject to Permitted Exceptions) to secure the Securities and the Certificates and that Lessor complies with Sections 3.5, 3.6 and 3.9 of the Indenture. If the Officer's Certificate required to be delivered by Lessee pursuant to Section 10.3(b) of the Lease shall indicate that any of the Equipment has been relocated, then Lessee will provide to the Indenture Trustee, together with the Officer's Certificate, evidence that all filings, recordings, registrations and other actions, including the filing of duly executed Lessee Financing Statements and Lessor Financing Statements, necessary or desirable to perfect the Liens granted by the Security Documents shall have been completed.

         8.5 Oklahoma Equipment Subleases. With respect to any leases or other agreements entered into by Lessee with respect to Equipment located in the State of Oklahoma ("Oklahoma Subleases"), Lessee shall, by November 30, 2001 (or within 90 days of the date any Oklahoma Sublease is subsequently entered into), undertake to file, in accordance with 60 Okla. Stat. 1991 " 319. et. Seq., the original Oklahoma Sublease instrument or a true copy thereof in the chattel mortgage records of the office of the county clerk in the county where the Equipment is located and provide the Collateral Agent with reasonably satisfactory evidence of Lessee's compliance with this Section 8.5.

         8.6 Operative Agreements and Related Obligations. Pay, before the due date thereof, all costs, fees, indemnities, expenses and other amounts (other than principal and interest on the Securities, except to the extent the same is payable pursuant to the Lease) required to be paid by the Lessor under any Operative Agreement.


              SECTION 9. COVENANTS OF THE LESSEE AND THE GUARANTORS

         Each of Hanover, the Lessee and the other Guarantors hereby agrees that so long as this Agreement in is effect:

         9.1 Limitation on Indebtedness. (a) Hanover will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that Hanover, the Subsidiary Guarantors and the Restricted Subsidiaries may Incur Indebtedness if on the date of the Incurrence: (1) the Consolidated Coverage Ratio for Hanover and its Restricted Subsidiaries is at least 2.25 to 1.00; and (2) no Default or Event of Default has occurred or is continuing or would occur as a consequence of Incurring the Indebtedness and the application of the proceeds thereof.

               (b) Section 9.1(a) will not prohibit the incurrence of the following Indebtedness:

               (i) Indebtedness of Hanover and its Subsidiaries Incurred pursuant to the Senior Credit Agreement together with the principal component of amounts outstanding under Qualified Receivables Transactions in an aggregate amount not to exceed $400.0 million at any time outstanding, less the aggregate principal amount of repayments with the proceeds from Asset Dispositions pursuant to the provisions of
         Section 9.6 and the Guarantees of the Restricted Subsidiaries in respect of the Indebtedness Incurred pursuant to the Senior Credit Agreement;

               (ii) the Lease, the 2001B Lease, the Hanover Guarantee and the 2001B Guarantee;

               (iii) Indebtedness of Hanover owing to and held by any Wholly-Owned Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owing to and held by Hanover or any Wholly-Owned Subsidiary (other than a Receivables Entity); provided, however,

               (A) if Hanover is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Lease and the Hanover Guarantee; and

               (B)    (i)    any subsequent issuance or transfer of Capital
                      Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than Hanover, or a Wholly-Owned Subsidiary (other than a Receivables Entity) of Hanover; and

                      (ii) any sale or other transfer of any such Indebtedness to a Person other than Hanover, or a Wholly-Owned Subsidiary (other than a Receivables Entity) of Hanover shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by Hanover or such Subsidiary, as the case may be;

               (iv) Indebtedness represented by (A) the Securities, (B) any Indebtedness (other than the Indebtedness described in clauses (i), (ii), (iii), (vi), (viii), (ix) and (x)) outstanding on the Issue Date,
         (C) Indebtedness of Production Operators Corporation or any of its subsidiaries in existence as of the Issue Date and (D) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iv) or clause (v) or Incurred pursuant to Section 9.1(a);

               (v) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by Hanover (other than Indebtedness Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by Hanover or (B) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by Hanover would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 9.1(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (v);

               (vi) Indebtedness under Currency Agreements and Interest Rate Agreements; provided that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of Hanover or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of Hanover) and substantially correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of Hanover or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business and Incurred without violation of the terms of this Agreement;

               (vii) the Incurrence by Hanover or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations with respect to assets other than Capital Stock or other Investments, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of Hanover or such Restricted Subsidiary, in an aggregate principal amount not to exceed $75.0 million at any time outstanding (it being understood that any Indebtedness Incurred pursuant to this clause (vii) shall cease to be deemed to be Incurred or outstanding for purposes hereof but shall be deemed Incurred for purposes of Section 9.1(a) from and after the first date on which Hanover or its Restricted Subsidiaries could have Incurred such Indebtedness under Section 9.1(a) without reliance on this clause
         (vii));

               (viii) Indebtedness Incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by Hanover or a Restricted Subsidiary in the ordinary course of business;

               (ix) Indebtedness arising from agreements of Hanover or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary;

               (x) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of Incurrence; and

               (xi) in addition to the items referred to in clauses (i) through (x) above, Indebtedness of Hanover and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (xi) and then outstanding, will not exceed $75.0 million (it being understood that any Indebtedness Incurred pursuant to this clause (xi) shall cease to be deemed to be Incurred or outstanding for purposes hereof but shall be deemed Incurred for purposes of Section 9.1(a) from and after the first date on which Hanover or its Restricted Subsidiaries could have Incurred such Indebtedness under Section 9.1(a) without reliance on this clause
         (xi)).

               (c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 9.1:

               (1) (A) Indebtedness permitted by Section 9.1 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of
                      Section 9.1 permitting such Indebtedness and (B) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 9.1(a) or (b), Hanover, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and

               (2) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this Section 9.1. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

               (d) Hanover will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of Hanover as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 9.1, Hanover shall be in Default of this Section 9.1).

               (e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 9.1, the maximum amount of Indebtedness that Hanover may incur pursuant to this Section 9.1 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

         9.2 Limitation on Layering. Hanover will not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness. Neither the Lessee nor any other Subsidiary Guarantor will Incur any Indebtedness if such Indebtedness is contractually subordinate or junior in ranking in any respect to any Guarantor Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness is Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor or is contractually subordinated in right of payment to Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor.

         9.3 Limitation on Restricted Payments. (a) Hanover will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving Hanover or any of its Restricted Subsidiaries) except
(A) dividends or distributions payable in Capital Stock of Hanover (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock; and (B) dividends or distributions payable to Hanover or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);
(ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of Hanover or any direct or indirect parent of Hanover held by Persons other than Hanover or a Restricted Subsidiary of Hanover (other than in exchange for Capital Stock of Hanover (other than Disqualified Stock)); (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or (iv) make any Restricted Investment in any Person; (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (i) through (iv) shall be referred to herein as a "Restricted Payment"), if at the time Hanover or such Restricted Subsidiary makes such Restricted Payment:

               (1) a Default shall have occurred and be continuing (or would result therefrom); or

               (2) Hanover is not able to incur an additional $1.00 of Indebtedness pursuant to Section 9.1(a) after giving effect, on a pro forma basis, to such Restricted Payment; or

               (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of (A) 50% of Consolidated Net Income for the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by Hanover from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of Hanover or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by Hanover or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); (C) the amount by which Indebtedness of Hanover is reduced on Hanover's balance sheet upon the conversion or exchange (other than by a Subsidiary of Hanover) subsequent to the Issue Date of any Indebtedness of Hanover convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Hanover (less the amount of any cash, or other property, distributed by Hanover upon such conversion or exchange); (D) the amount equal to the net reduction in Restricted Investments made by Hanover or any of its Restricted Subsidiaries in any Person resulting from (x) repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to Hanover or any Restricted Subsidiary of Hanover; or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by Hanover or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (D) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (D) to the extent it is already included in Consolidated Net Income; and (E) $75.0 million.

               (b) The provisions of Section 9.3(a) will not prohibit (1) any purchase or redemption of Capital Stock or Subordinated Obligations of Hanover made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Hanover (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by Hanover or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted

         Payments; (2) any purchase or redemption of Subordinated Obligations of Hanover made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of Hanover that qualifies as Refinancing Indebtedness; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments; (3) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under Section 9.6; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments; (4) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this Section 9.3; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments; (5) so long as no Default or Event of Default has occurred and is continuing, (A) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of Hanover or any Restricted Subsidiary of Hanover or any parent of Hanover held by any existing or former directors, employees or management of Hanover or any Subsidiary of Hanover or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee or director stock option or stock purchase agreements or other agreements to compensate management employees or directors; provided that such redemptions or repurchases pursuant to this clause will not exceed $25.0 million in the aggregate during any calendar year; provided, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments; and (B) loans or advances to employees or directors of Hanover or any Subsidiary of Hanover the proceeds of which are used to purchase Capital Stock of Hanover, in an aggregate amount not in excess of $25.0 million at any one time outstanding; provided, however that the amount of such loans and advances will be included in subsequent calculations of the amount of Restricted Payments; (6) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments; and (7) payments under the Subordinated Acquisition Note permitted by the subordination provisions contained therein, which permit repayment only upon an issuance of equity by Hanover or upon a change of control at Hanover.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by Hanover or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of Hanover acting in good faith whose resolution with respect thereto shall be delivered to the Indenture Trustee (with a copy to the Lessor), such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated to exceed $10.0 million. Not later than the date of making any Restricted Payment, Hanover shall deliver to the Indenture Trustee (with a copy to the Lessor) an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by this Agreement.

         9.4 Limitation on Liens. Hanover will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or suffer to exist any Lien (other than Permitted Liens) upon any of its, or any such Restricted Subsidiary's, property or assets (including Capital Stock), whether owned on the date of this Agreement or acquired after the date hereof, securing any Senior Subordinated Indebtedness, Subordinated Obligations, Guarantor Senior Subordinated Indebtedness or Guarantor Subordinated Obligations, unless contemporaneously with the Incurrence of the Liens effective provision is made to secure the Hanover Guarantee equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

         9.5 Limitation on Restrictions on Distributions from Restricted Subsidiaries. Hanover will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to Hanover or any Restricted Subsidiary; (2) make any loans or advances to Hanover or any Restricted Subsidiary; or (3) transfer any of its property or assets to Hanover or any Restricted Subsidiary. The preceding provisions will not prohibit (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of this Agreement, including, without limitation, this Agreement, the 2001B Participation Agreement and the Senior Credit Agreement in effect on such date; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by Hanover (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Hanover or in contemplation of the transaction) and outstanding on such date; (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 9.5(i) or (ii) or this clause (iii) or contained in any amendment to an agreement referred to in
Section 9.5(i) or (ii) or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are no less favorable in any material respect to the Holders of the Securities than the encumbrances and restrictions contained in such agreements referred to in Section 9.5(i) or (ii) on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable; (iv) in the case of clause (3) of this
Section 9.5, any encumbrance or restriction (a) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract; (b) contained in mortgages, pledges or other security agreements permitted under this Agreement securing Indebtedness of Hanover or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or (c) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of Hanover or any Restricted Subsidiary; (v) purchase money obligations for property acquired in the ordinary course of business that impose encumbrances or restrictions of the nature described in clause (3) of this
Section 9.5 on the property so acquired; (vi) any Purchase Money Note or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors, are necessary to effect such Qualified Receivables Transaction; (vii) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition; and (viii) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order.

         9.6 Limitation on Sales of Assets and Subsidiary Stock. (a) Hanover will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless (1) Hanover or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition; (2) at least 80% of the consideration from such Asset Disposition received by Hanover or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and
(3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Hanover or such Restricted Subsidiary, as the case may be, (A) first, to the extent Hanover or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Senior Indebtedness) to prepay, repay or purchase Senior Indebtedness or Indebtedness (other than any Preferred Stock or Guarantor Subordinated Obligation) of a Restricted Subsidiary that is a Subsidiary Guarantor (in each case other than Indebtedness owed to Hanover or an Affiliate of Hanover); provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause
(A), Hanover or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent Hanover or such Restricted Subsidiary elects to invest in Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash.

         (b) Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in Section 9.6(a) will be deemed to constitute "Excess Proceeds." On the 361st day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $25.0 million, Hanover will notify the Lessor and the 2001B Lessor that it will, upon notice by the Indenture Trustee and/or the 2001B Indenture Trustee, cause the Lessee to purchase Equipment having a Termination Value and/or a 2001B Termination Value equal to or less than such excess amount. Concurrently with the repurchase, if any, of the Securities described in Section 3.3 of the Indenture, (A) the Lessee will purchase the amount of Equipment, at such Equipment's Termination Value necessary to generate sufficient proceeds for the Lessor to prepay a proportionate amount of the Certificates and (B) the Lessee will make a payment of Supplemental Rent to the Lessor sufficient for the Lessor to pay any accrued and unpaid interest on the Securities being repurchased and Certificate Holder Yield on the Certificates being prepaid, as well as any applicable redemption premium. Using the proceeds from the Equipment purchase by the Lessee, if any, the Lessor shall promptly comply with the procedures set forth under Section 3.3 of the Indenture.

         For the purposes of this Section 9.6, the following will be deemed to be cash:

               (i) the assumption by the transferee of Senior Indebtedness of Hanover or Indebtedness (other than Guarantor Senior Subordinated Indebtedness, Guarantor Subordinated Obligations or Preferred Stock) of any Restricted Subsidiary of Hanover and the release of Hanover or such Restricted Subsidiary from all liability on such Senior Indebtedness or Indebtedness in connection with such Asset Disposition (in which case Hanover will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with Section 9.6(a)(3)(A) above); and

               (ii) securities, notes or other obligations received by Hanover or any Restricted Subsidiary of Hanover from the transferee that are promptly converted by Hanover or such Restricted Subsidiary into cash.

         9.7 Limitation on Affiliate Transactions. (a) Hanover will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Hanover (an "Affiliate Transaction") unless (i) the terms of such Affiliate Transaction are no less favorable to Hanover or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $10.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of Hanover and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in Section 9.7(a)(i)); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $25.0 million, Hanover has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate.

         (b) Section 9.7(a) will not apply to (i) transactions among Hanover, the Lessee, the Lessor and the Guarantors under the Operative Agreements and transactions pursuant to the 2001B Operative Agreements; (ii) any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to
Section 9.3; (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by Hanover or its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of Hanover and its Restricted Subsidiaries; (iv) loans or advances to employees and consultants in the ordinary course of business of Hanover or any of its Restricted Subsidiaries in an amount not to exceed $5.0 million in the aggregate during any calendar year; (v) any transaction between Hanover and a Restricted Subsidiary (other than a Receivables Entity) or between Restricted Subsidiaries (other than a Receivables Entity); (vi) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors or employees of Hanover or any Restricted Subsidiary of Hanover; (vii) the performance of obligations of Hanover or any of its Restricted Subsidiaries under the terms of any agreement to which Hanover or any of its Restricted Subsidiaries is a party on the Issue Date and identified on Schedule 9.7(b) hereto, as these agreements may be amended, modified or supplemented from time to time; provided, however, that any future amendment, modification or supplement entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous in its entirety to the Holders of the Securities than the terms of the agreements in effect on the Issue Date; (viii) sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction; and (ix) transactions with joint venture partners in an amount not to exceed $10.0 million in the aggregate during any calendar year.

         9.8 Limitation on Sale of Capital Stock of Restricted Subsidiaries. Hanover will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or issue any Voting Stock of any Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares) to any Person except (1) to Hanover or a Wholly-Owned Subsidiary other than a Receivables Entity; or (2) in compliance with Section
9.6 and, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

         Notwithstanding the preceding paragraph, Hanover may sell all the Voting Stock of a Restricted Subsidiary as long as Hanover complies with the terms of Section 9.6.

         9.9 SEC Reports and Available Information. Notwithstanding that Hanover may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, Hanover will file with the Commission, and provide the Indenture Trustee with, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that Hanover is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, Hanover will nevertheless provide such Exchange Act information to the Indenture Trustee as if Hanover were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

         9.10 Merger and Consolidation. Hanover will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

               (i) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not Hanover) will expressly assume, by an assumption agreement supplemental to this Agreement, executed by the Successor Company and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, all the obligations of Hanover under the Hanover Guarantee and this Agreement;

               (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

               (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 9.1(a); and

               (iv) Hanover shall have delivered to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such assumption agreement (if any) comply with this Agreement.

         For purposes of this Section 9.10, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of Hanover, which properties and assets, if held by Hanover instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Hanover on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of Hanover; provided, however, that a Sale/Leaseback Transaction involving all or substantially all of the properties and assets of Hanover or of one or more Subsidiaries of Hanover, which properties and assets, if held by Hanover instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Hanover on a consolidated basis, shall not be deemed to be the transfer of all or substantially all of the properties and assets of Hanover; and provided, further, that such Sale/Leaseback Transaction shall be subject to the covenants under Sections 9.1 and 9.6.

         The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, Hanover under this Agreement, but, in the case of a lease of all or substantially all its assets, Hanover will not be released from the obligation to pay the principal of and interest on the Securities pursuant to the Hanover Guarantee.

         Notwithstanding clause (iii) of the first sentence of this Section 9.10, (x) any Restricted Subsidiary of Hanover may consolidate with, merge into or transfer all or part of its properties and assets to Hanover and (y) Hanover may merge with an Affiliate incorporated solely for the purpose of reincorporating Hanover in another jurisdiction to realize tax or other benefits.

         9.11 Future Subsidiary Guarantors. After the Issue Date, Hanover will cause each Restricted Subsidiary (other than a Foreign Subsidiary or a Receivables Entity) that (i) becomes, or upon its creation or acquisition by Hanover or one or more of its Restricted Subsidiaries is, a Material Subsidiary and (ii) becomes a guarantor under the Senior Credit Agreement, to execute and deliver to the Collateral Agent, promptly thereafter, a Hanover Guarantee pursuant to which such Subsidiary Guarantor will become a Hanover Guarantor.

         9.12 Changes in Name, Jurisdiction of Incorporation, etc. Lessee shall give prompt prior notice to the Collateral Agent if it shall change its name in any way, change its jurisdiction of organization or change its type of organization or its organizational number.


                   SECTION 10. OTHER COVENANTS AND AGREEMENTS

         10.1 Covenants of the Trust, the Certificate Holders, Indenture Trustee and the Trust Company. Each of the parties hereby agrees that so long as this Agreement is in effect:

               (a) Discharge of Liens. Each of the Certificate Holders, the Trust, Indenture Trustee, the Collateral Agent, Wilmington Trust FSB, in its individual capacity, and the Trust Company, in its individual capacity, will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary or reasonably requested by Lessee duly to discharge, or to cause to be discharged, all Lessor Liens on the Equipment attributable to it or any of its Affiliates; provided, however, that the Certificate Holders, the Trust, Indenture Trustee, the Collateral Agent, Wilmington Trust FSB and the Trust Company shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not cause Lessee or any other party hereto to be in default under any of the Operative Agreements and shall not involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, and shall not materially interfere with the use or disposition of, the Equipment or title thereto or any interest therein or the payment of Rent.

               (b) Trust Agreement. Without prejudice to any right under the Trust Agreement of the Trust Company to resign, or the Certificate Holders' right under the Trust Agreement to remove the institution acting as Indenture Trustee, each of the Certificate Holders and the Trust Company hereby agrees with the Lessee and the Indenture Trustee
         (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by the Trust Agreement, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement without the prior written consent of any party adversely affected by such amendment and in any event with prior notice to the Lessee and (iii) to comply with all of the terms of the Trust Agreement, the nonperformance of which would adversely affect the Lessee or Indenture Trustee. The Trust Company will provide each party hereto with a copy of any amendment to the Trust Agreement promptly, and in any event within 30 days, after such amendment is effective.

               (c) Successor Trust Company. The Trust Company or any successor may resign or be removed by both Certificate Holders as owner trustee, a successor owner trustee may be appointed, and a corporation may become the owner trustee under the Trust Agreement, only in accordance with the provisions of Section 8 of the Trust Agreement and with the consent of the Lessee, which consent shall not be unreasonably withheld or delayed.

               (d) Indebtedness; Other Business. The Trust shall not contract for, create, incur or assume any indebtedness, or enter into any business or other activity, or hold title to any assets other than pursuant to or under the Operative Agreements.

               (e) No Violation. Neither the Certificate Holders nor the Trust Company will instruct the Trust to take any action in violation of the terms of any Operative Agreement.

               (f) No Voluntary Bankruptcy. Neither the Certificate Holders nor the Trust shall (i) commence, consent to, approve of or acquiesce to any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or make a general assignment for the benefit of its creditors; and neither the Certificate Holders nor the Trust shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph.

               (g) Changes in Name, Jurisdiction of Incorporation, etc. The Trust shall give prompt prior notice to the Lessee and the Collateral Agent if it shall change its name in any way, change its jurisdiction of organization or change its type of organization or its organizational number.

               (h) Amendments. Provided that no Lease Event of Default is continuing, none of the Trust Company, the Lessor, the Indenture Trustee or the Certificate Holders shall consent to or permit any amendment, supplement, waiver or other modification of the terms and provisions of the Indenture, the Securities or the Security Documents which would reasonably be expected to adversely impact the Lessee, in each case without the prior written consent of the Lessee.

               (i) Disposition of Assets. The Trust shall not convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, its right, title and interest in, to and under the Operative Agreements and the Equipment), whether now owned or hereafter acquired, except to the extent expressly authorized by the Operative Agreements.

               (j) Compliance with Operative Agreements. It shall at all times observe and perform all of the covenants, conditions and obligations required to be performed by it under each Operative Agreement to which it is a party.

               (k) Tax Reporting. No party hereto other than the Lessee will file (or permit to be filed) any tax return taking the position that such party (or its affiliates) is the owner of the Equipment for federal, state or foreign or local tax purposes.

               (l) Use of Proceeds. The Lessor shall only use the proceeds of the Securities and the Certificate Holder Contribution for payment of Equipment Costs and Transaction Expenses.

               (m) Cooperation. The Lessor and the Indenture Trustee will, at Lessee's expense, cooperate with Lessee to insure compliance with Lessee's obligations with respect to all necessary filings required of Lessee under the Operative Agreements.

               (n) Appointment of the Wilmington Trust FSB as Collateral Agent. The Certificate Holders hereby appoint Wilmington Trust FSB, or any successor Indenture Trustee, to act as Collateral Agent pursuant to the terms of Article XII of the Indenture.

         10.2 Amendment of Certain Documents. The Indenture Trustee and the Collateral Agent, each for itself and on behalf of the Initial Purchasers, the Securityholders and the Certificate Holders, hereby agrees for the benefit of the Lessor and the Certificate Holders that it will not amend, alter or otherwise modify, or consent to any amendment, alteration or modification of, the Lease (including the definitions of any terms used in such document) without the prior written consent of the Lessor and all of the Certificate Holders, as the case may be, if such amendment, alteration or modification would materially adversely affect the interests of the Lessor or the Certificate Holders. Provisions requiring consent, include any amendment, alteration or modification that would release the Lessee from any of its obligations in respect of the payment of Basic Rent, Supplemental Rent, Termination Value, the Final Rent Payment, the Purchase Option Price, the Equity Proceeds Purchase Price, the Control Purchase Price, the Excess Proceeds Purchase Price, the Expiration Purchase Price or any other payments in respect of the Equipment as set forth in the Lease, or reduce the amount of, or change the time or manner of payment of, obligations of the Lessee as set forth in the Lease, or create or impose any obligation on the part of the Trust or the Certificate Holders under the Lease, or extend or shorten the duration of the Term, or modify the provisions of this
Section 10.2.

         10.3 Proceeds of Casualty. Subject to Section 15 of the Lease, the Lessor agrees, for the benefit of the Indenture Trustee and the Certificate Holders, that if at any time the Lessor receives any proceeds as a result, directly or indirectly, of any Casualty or Condemnation with respect to the Equipment which the Lessor is entitled to retain and hold in accordance with the terms of the Lease, the Lessor agrees that it will promptly deposit such amounts in an account with the Collateral Agent. The Lessor and the Certificate Holders also agree that they will execute and deliver such documents and instruments as the Collateral Agent may reasonably request in order to grant the Collateral Agent, for the benefit of the Securityholders and Certificate Holders, a valid and perfected, first priority security interest in such proceeds.

         10.4 Income Tax Reporting. The Trust Company and the Lessee each agree that they will file all federal, state, local and foreign income tax returns consistently with the intention described in Section 7.1(a)(ii) of the Lease and will take no position for such purposes inconsistent with that intent.

         10.5 Financial Statements and Other Information. For so long as any Security or Certificate remains outstanding, each of the Lessee and the Guarantors shall make available, upon request, to any holder of a Security or Certificate and any prospective purchaser to whom such Security or Certificate may be offered or sold by such holder the information required to allow the resale of such Security or Certificate pursuant to Rule 144A of the 1933 Act Regulations and shall further amend or supplement the Offering Memorandum as required to satisfy Rule 144A(d)(4)(ii).

         10.6 Financial Reporting. Hanover and the Lessee shall deliver to the Indenture Trustee and the Lessor:

               (a) As soon as available and in any event within sixty (60) days after the end of each quarterly fiscal period of each fiscal year of Hanover, consolidated statements of income and cash flow of Hanover and its consolidated subsidiaries, if any, for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a financial officer of Hanover, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of Hanover and its consolidated subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period.

               (b) As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Hanover consolidated statements of income, shareholders' equity and cash flow of Hanover and its consolidated subsidiaries, if any, for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied, in the case of said consolidated statements and balance sheet, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Hanover and its consolidated subsidiaries, if any, in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year.

         The Indenture Trustee shall be under no obligation to analyze or make any review of any certificates, documents, information, certifications, statements or reports received by it hereunder, but shall hold any such documents delivered to it solely for the benefit of, and review by, the Securityholders. The Indenture Trustee shall have no duty to request copies of any such documents which are required to be furnished to it hereunder.

         10.7 Appraisal. The Lessee agrees that on or prior to any Replacement Equipment Closing Date, and upon the written request of the Indenture Trustee or the Required Holders, the Lessee shall provide to the Collateral Agent and the Certificate Holders an Appraisal of the Replacement Equipment, such Appraisal in form and substance satisfactory to the Collateral Agent and all of the Certificate Holders; provided that the Lessee is not required to provide more than one such Appraisal in any twelve month period; provided further, that notwithstanding anything in this Section 10.7 to the contrary, if the aggregate value of (i) the Replacement Equipment relating to a prospective Replacement Equipment Closing Date and (ii) any Replacement Equipment acquired subsequent to the latest Replacement Equipment Closing Date relating to which the Lessee delivered an Appraisal, is equal to or greater than 10% of the aggregate value of the Equipment, then the Lessee shall provide to the Indenture Trustee and the Certificate Holders an Appraisal of all Replacement Equipment acquired or to be acquired since the latest Appraisal and such Appraisal shall include valuations of the Equipment replaced or being replaced by the Replacement Equipment that is the subject of such Appraisal.


                           SECTION 11. LESSEE'S RIGHTS

         11.1 Rights of Lessee Regarding the Indenture. (a) Notwithstanding anything to the contrary contained herein or in the other Operative Documents, the Indenture Trustee, the Collateral Agent, the Trust Company, the Certificate Holders, the Lessee and the Lessor hereby agree that:

               (i) the Lessee shall receive copies of all notices delivered to the Lessor under the Indenture and the other Operative Agreements, and all notices delivered to the Trustee under the Trust Agreement, and such notices shall not be effective until received by Lessee;

               (ii) the Lessee shall have the right to give notice of redemption or purchase of the Securities in accordance with the terms of the Indenture and the terms of the Securities, provided that if the Lessee shall give notice of redemption or purchase of the Securities, the Lessee shall purchase from the Lessor, in accordance with the terms of the Lease, Equipment having a Termination Value equal to or less than the principal amount of the Securities to be redeemed or purchased and the pro rata portion of the Certificate Holder Contribution to be repaid and shall pay Supplemental Rent sufficient to pay any other amounts due on the Securities to be redeemed or purchased pursuant to the Indenture and the terms of the Securities and a pro rata portion of the Certificate Holder Contributions to be repaid;

               (iii) the Lessee shall have the right to cure, to the extent susceptible to a cure, any Default of the Lessor under the Indenture or any of the other Operative Agreements within the cure periods provided to the Lessor therein;

               (iv) the Lessee shall have the right to remove the Indenture Trustee pursuant to Section 7.8 of the Indenture on behalf of and in lieu of Lessor to the extent Lessor has the right to remove the Indenture Trustee under such Section 7.8;

               (v) so long as no Lease Event of Default has occurred and is continuing, the Lessee shall have the right to approve any successor Indenture Trustee pursuant to Sections 7.8 of the Indenture, such approval not to be unreasonably withheld, conditioned or delayed;

               (vi) the Lessee shall have the right to request the release (and documents reasonably necessary to evidence such release ) of any Unit from the Lien of any Security Document in accordance with Section 11.2(d) of the Indenture;

               (vii) so long as no Lease Event of Default shall have occurred and be continuing (or if a Lease Event of Default shall have occurred and is continuing, if Lessee has timely delivered a Purchase Notice or Substitution Notice and the purchase or substitution thereby would cure such Lease Lease Event of Default), without limiting the foregoing clauses (i) through (vi), and in addition thereto, (A) the Lessor shall not exercise any right under the Indenture without giving the Lessee at least fifteen (15) Business Days' prior written notice (or such shorter period as may be required but in no case less than five (5) Business
         Days) and, following such notice, the Lessor shall take such action, or forbear from taking such action, as the Lessee shall direct and (B) the Lessee shall have the right to exercise any other right of the Lessor under the Indenture upon not less than two (2) Business Days' prior written notice from the Lessee to the Lessor;

               (viii) the Lessee shall have the right to enforce its rights to receive any payments due to Lessee pursuant to the Indenture and any other Operative Agreement;

               (ix) the Lessee shall have the right to perform on behalf and in lieu of the Lessor any or all of the obligations of Lessor under paragraphs 1, 2, 3, 4 and 8 of the Exchange and Registration Rights Agreement; and

               (x)    without limiting the generality of the foregoing clause
         (ix), and in addition thereto, (A) the Lessor shall not exercise any right under the Exchange and Registration Rights Agreement without giving the Lessee at least ten (10) Business Days' prior written notice (or such shorter period as may be required but in no case less than three (3) Business Days) and, following such notice, the Lessor shall take such action, or forbear from taking such action, as the Lessee shall direct and (B) the Lessee shall have the right to exercise any other right of the Lessor under the Exchange and Registration Rights Agreement upon not less than two (2) Business Days' prior written notice from the Lessee to the Lessor.

               (b) Restriction on Lessor's Rights. So long as no Lease Event of Default shall have occurred and be continuing, the Lessor will not take any action with respect to matters as to which the Lessee is authorized, pursuant to this Section 11.1, to act, and Lessor shall not take any discretionary or voluntary or other action not expressly required to be taken pursuant to the terms of the Indenture or the Securities in each case, without the prior written consent of the Lessee.

               (c) Trust Agreement. Without prejudice to any right under the Trust Agreement of the Trust Company to resign, or the Certificate Holders' right under the Trust Agreement to remove the institution acting as Indenture Trustee, each of the Certificate Holders and the Trust Company hereby agrees with the Lessee and the Indenture Trustee (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by the Trust Agreement, and (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement without the prior written consent of any party adversely affected by such amendment and in any event with prior notice to the Lessee.

         11.2 Agent for Acquisition of Equipment. Provided no Lease Default or Lease Event of Default has occurred or is continuing, the Lessor appoints the Lessee as its agent to receive the proceeds from the sale of the Securities and Certificates and to use the same to purchase the Equipment in the name of the Lessor provided that the Lessee shall have no right or power to cause the Lessor to assume any liability, indemnity or other obligation with respect to such purchase.


                        SECTION 12. TRANSFER OF INTEREST

         12.1 Restrictions on Transfer. None of the Certificate Holders may, directly or indirectly, assign, convey or otherwise transfer any of its right, title or interest in or to the Trust Estate or the Trust Agreement without the consent of the Indenture Trustee and the Lessee, which consent shall not be unreasonably withheld, conditioned or delayed, except as may be required by law or unless the proposed transferee is a Permitted Transferee (as defined below). Any transfer by a Certificate Holder as above provided, shall be effected pursuant to the Trust Agreement. As used herein, a "Permitted Transferee" shall mean any of (a) a financial institution with a combined capital, surplus and undivided profits of at least $100,000,000 determined in accordance with GAAP,
(b) any subsidiary of such financial institution if such financial institution furnishes to Lessor, Indenture Trustee and Lessee a support agreement of a direct or indirect parent meeting the requirements set forth in clause (a) of this Section 12.1, in form and substance reasonably satisfactory to Lessee and Indenture Trustee, and (c) any Affiliate of the transferring Certificate Holder, provided that if such Affiliate does not meet the requirement set forth in clause (a) of this Section 12.1, such transferring Certificate Holder (or an Affiliate of such Certificate Holder meeting the requirements set forth in clause (a) of this Section 12.1) shall remain secondarily liable for all of the obligations of the Permitted Transferee and furnish to Lessor, Indenture Trustee and Lessee a support agreement in form and substance reasonably satisfactory to Lessee and Indenture Trustee. Each transfer pursuant to this Section 12.1 shall be subject to the conditions that (i) the transferee has the requisite power and authority to enter into and carry out the transactions contemplated hereby, (ii) the transferee enters into an agreement, in form and substance reasonably satisfactory to Indenture Trustee and Lessee, whereby such transferee confirms that it shall be a party to this Agreement and the Trust Agreement, and agrees to be bound by the terms thereof, (iii) such transfer does not violate any Legal Requirements, and (iv) Lessee and Indenture Trustee shall have received an opinion of counsel, in form and substance reasonably satisfactory to Lessee and Indenture Trustee, opining as to such matters incident to such a transfer as such person may reasonably request. Notwithstanding the provisions of Section 13.2, in the event of a transfer by a Certificate Holder under this Section 12.1, the Lessee shall not be liable under Section 13.2 for any increased liability for Impositions arising solely as a result of such transfer.

         12.2 Effect of Transfer. From and after any transfer effected in accordance with this Section 12, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor Certificate Holder shall remain liable under the Trust Agreement to the extent that the transferee Certificate Holder shall not have assumed the obligations of the transferor Certificate Holder thereunder. Upon any transfer by a Certificate Holders as above provided, any such transferee shall assume the obligations of the same entity, and the Lessor or such Certificate Holder, as the case may be, and shall be deemed the "same entity", as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this Section 12, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including rights to indemnification under any such document.


                           SECTION 13. INDEMNIFICATION

         13.1 General Indemnity. The Lessee hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims which may be imposed on, incurred by or asserted against an Indemnified Person in any way relating to or arising out of (a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, operation, repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of the Equipment or any part thereof; (b) any latent or other defects in any Unit of Equipment whether or not discoverable by an Indemnified Person or the Lessee; (c) a violation of Environmental Laws, Environmental Claims or other loss of or damage relating to the Equipment; (d) the Operative Agreements, or any transaction contemplated thereby; (e) any breach by the Lessee of any of its representations or warranties under the Operative Agreements or failure by the Lessee to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; and (f) personal injury, death or property damage relating to the Equipment, including Claims based on strict liability in tort; but in any event excluding (v) Claims to the extent such Claims arise solely out of the gross negligence or willful misconduct of such Indemnified Person, (w) Claims to the extent such Claims arise solely out of events occurring after Lessee's discharge of all its obligations under the Lease or (x) any Taxes including any Claim (or any portion of a Claim) made upon an Indemnified Person by a third party that at its origin is based upon a Tax (other than amounts necessary to make any payments hereunder on an After Tax Basis, where the Lessee is otherwise specifically required to make such payments on an After Tax Basis), (y) legal proceedings commenced against an Indemnified Person by any security holder or creditor solely in its capacity as such, or (z) legal proceedings commenced against an Indemnified Person by any other Indemnified Person or by any transferee of an Indemnified Person. The Lessee shall be entitled to control, and shall assume full responsibility for the defense of any Claim; provided, however, that the Trust, the Trust Company, the Indenture Trustee and the Certificate Holders named in such Claim, may each retain separate counsel at the expense of the Lessee in the event of and to the extent of an actual conflict or a potential conflict. The Lessee and each Indemnified Person agree to give each other prompt written notice of any Claim hereby indemnified against but the giving of any such notice by an Indemnified Person shall not be a condition to the Lessee's obligations under this Section 13.1, except only as and to the extent failure to give such notice materially prejudices Lessee's rights hereunder or with respect to the defense or settlement of such Claim. After an Indemnified Person has been fully indemnified for a Claim pursuant to this Section 13.1, and so long as no Lease Event of Default shall have occurred and be continuing, the Lessee shall be subrogated to any right of such Indemnified Person with respect to such Claim. So long as no Lease Event of Default shall have occurred and be continuing (or if or Lease Event of Default shall have occurred and is continuing, if Lessee has timely delivered a Purchase Notice or Substitution Notice and the purchase or substitution thereby would cure such Lease Event of Default), none of the Indemnified Persons shall settle a Claim without the prior written consent of the Lessee, which consent shall not be unreasonably withheld, conditioned or delayed. Any claims in respect of loss of value of or nonpayment of principal of or interest on the Securities or other amounts payable in respect thereof shall be subordinated in right of payment to the prior payment of Guarantor Senior Indebtedness of the Lessee to the same extent as the Lessee's payment obligations under the Lease are subordinated to prior payments of such Guarantor Senior Indebtedness, mutatis mutandis.

         13.2 General Tax Indemnity. (a) The Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Equipment and all Tax Indemnitees, and hold them harmless against, all Impositions on an After Tax Basis.

               (b) Provided that no Default or Event of Default has occurred and is continuing, if any Tax Indemnitee obtains a refund or a reduction in a liability (but only if such reduction relates to a Tax not otherwise indemnifiable hereunder and has not been taken into account in determining the amount of a payment on an After Tax Basis) as a result of any Imposition paid or reimbursed by the Lessee (in whole or in part), such Tax Indemnitee shall promptly pay to the Lessee the lesser of (x) the amount of such refund or reduction in liability and (y) the amount previously so paid or advanced by the Lessee, in each case net of reasonable expenses not already paid or reimbursed by the Lessee.

               (c) (i) Subject to the terms of Section 13.2(g), the Lessee shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Tax Indemnitee, as appropriate, and the Lessee shall at its own expense, upon such Tax Indemnitee's reasonable request, furnish to such Tax Indemnitee copies of official receipts or other satisfactory proof evidencing such payment.

                      (ii) In the case of Impositions for which no contest is conducted pursuant to Section 13.2(g) and which the Lessee pays directly to the taxing authorities, the Lessee shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Lessee reimburses a Tax Indemnitee, the Lessee shall do so within twenty (20) days after receipt by the Lessee of demand by such Tax Indemnitee describing in reasonable detail the nature of the Imposition and the basis for the demand (including the computation of the amount payable), but in no event shall the Lessee be required to pay such reimbursement prior to 15 days before the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which a contest is conducted pursuant to Section 13.2(g), the

                  Lessee shall pay such Impositions or reimburse such Tax Indemnitee for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 13.2(g).

                      (iii) Impositions imposed with respect to a Unit of Equipment for a billing period during which the Lease expires or terminates with respect to such Equipment (unless the Lessee has exercised the Purchase Option with respect to the Equipment) shall be adjusted and prorated on a daily basis between the Lessee and the Lessor, whether or not such Imposition is imposed before or after such expiration or termination and each party shall pay or reimburse the other for each party's pro rata share thereof.

                      (iv) At the Lessee's request, the amount of any indemnification payment by the Lessee pursuant to subsection
                  (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Lessee and the Tax Indemnitee. The fees and expenses of such independent public accounting firm shall be paid by the Lessee unless such verification shall result in an adjustment in the Lessee's favor of 10% or more of the payment as computed by such Tax Indemnitee, in which case such fee shall be paid by such Tax Indemnitee.

               (d) The Lessee shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of the Equipment. In case any other report or tax return shall be required to be made with respect to any obligations of the Lessee under or arising out of subsection (a) and of which the Lessee has knowledge, the Lessee, at its sole cost and expense, shall notify the relevant Tax Indemnitee of such requirement and (except if such Tax Indemnitee notifies the Lessee that such Person intends to file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in its own name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Tax Indemnitee, advise such Tax Indemnitee of such fact and prepare such return, statement or report for filing by such Tax Indemnitee or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Lessee under or arising out of subsection (a), provide such Tax Indemnitee at the Lessee's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Lessee under or arising out of subsection (a). Such Tax Indemnitee shall, upon the Lessee's request and at the Lessee's expense, provide any data maintained by such Tax Indemnitee (and not otherwise within the control of the Lessee) with respect to the Equipment which the Lessee may reasonably require to prepare any required tax returns or reports;

               (e) If as a result of the payment or reimbursement by the Lessee of any expenses of a Tax Indemnitee or the payment of any Transaction Expenses incurred in connection with the transactions contemplated by the Operative Agreements, any Tax Indemnitee, shall suffer a net increase in any federal, state or local income tax liability, the Lessee shall indemnify such Tax Indemnitees (without duplication of any indemnification required by subsection (a)) on an After Tax Basis for the amount of such increase. The calculation of any such net increase shall take into account any current or future tax savings realized or reasonably expected to be realized by such Tax Indemnitees, in respect thereof, as well as any interest, penalties and additions to tax payable by such Tax Indemnitees, in respect thereof;

               (f) As between the Lessee and the Lessor, the Lessee shall be responsible for, and the Lessee shall indemnify and hold harmless the Trust Company in its individual capacity and as the Lessor (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against, any obligation for United States withholding taxes imposed in respect of the interest payable on the Securities (to the extent that the Securities are determined not to be debt for income tax purposes) or the Certificates to the extent, but only to the extent, Lessor has actually paid funds to a taxing authority with respect to such withholding taxes (and, if the Lessor receives a demand for such payment from any taxing authority, the Lessee shall discharge such demand on behalf of the Lessor);

               (g) (i) If a written claim is made against any Tax Indemnitee or if any proceeding shall be commenced against such Tax Indemnitee (including a written notice of such proceeding), for any Impositions, such Tax Indemnitee shall promptly notify Lessee in writing and shall not take action with respect to such claim or proceeding without the consent of Lessee for thirty (30) days after the receipt of such notice by Lessee; provided, that, in the case of any such claim or proceeding, if action shall be required by law or regulation to be taken prior to the end of such 30-day period, such Tax Indemnitee shall, in such notice to Lessee, inform Lessee, and no action shall be taken with respect to such claim or proceeding without the consent of Lessee before the end of such shorter period; provided, further, that the failure of such Tax Indemnitee to give the notices referred to this sentence shall not diminish Lessee's obligation hereunder except to the extent such failure materially adversely affects Lessee in contesting all or part of such claim.

                      (ii) If, within thirty (30) days of receipt of such notice from the Tax Indemnitee (or such shorter period as the Tax Indemnitee has noticed Lessee is required by law or regulation for the Tax Indemnitee to commence such contest), Lessee shall request in writing that such Tax Indemnitee contest such Imposition, the Tax Indemnitee shall, at the expense of Lessee, in good faith conduct and control such contest (including, without limitation, by pursuit of appeals) relating to the validity, applicability or amount of such Impositions (provided, however, that (A) if such contest can be pursued independently from any other proceeding involving a tax liability of such Tax Indemnitee, the Tax Indemnitee, at Lessee's request, shall allow Lessee to conduct and control such contest and (B) in the case of any contest that Lessee is not entitled to control, the Tax Indemnitee may request Lessee to conduct and control such contest if possible or permissible under applicable law or regulation) by, in the sole discretion of the Person conducting and controlling such contest, (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by Lessee from time to time.

                      (iii) The party controlling any contest shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of such contest; provided that all decisions ultimately shall be made in the sole discretion of the controlling party. The parties agree that an Tax Indemnitee may at any time decline to take further action with respect to the contest of any Imposition and may settle such contest if such Tax Indemnitee shall waive its rights to any indemnity from Lessee that otherwise would be payable in respect of such claim (and any future claim by any taxing authority with respect to other taxable periods that is based, in whole or in part, upon the resolution of such claim) and shall pay to Lessee any amount previously paid or advanced by Lessee pursuant to this Section
                  13.2 by way of indemnification or advance for the payment of an Imposition, and no other then future liability of the Lessee is likely with respect to such Imposition.

                      (iv)   Notwithstanding the foregoing provisions of this
                  Section 13.2, a Tax Indemnitee shall not be required to take any action and Lessee shall not be permitted to contest any Impositions in its own name or that of the Tax Indemnitee unless (A) Lessee shall have agreed to pay and shall pay to such Tax Indemnitee on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Tax Indemnitee actually incurs in connection with contesting such Impositions, including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements,
                  (B) in the case of a claim that must be pursued in the name of an Tax Indemnitee (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving such Tax Indemnitee for which Lessee may be liable to pay an indemnity under this Section 13.2) is more than $25,000, unless the pursuit of such contest is in a manner mutually satisfactory to the Tax Indemnitee and the Lessee, but in no event shall such right prevent the Lessee from prosecuting or continuing such contest, (C) the Tax Indemnitee shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of any Unit of Equipment, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such contest shall involve the payment of the Imposition prior to the contest, Lessee shall provide to the Tax Indemnitee an interest-free advance in an amount equal to the Imposition that the Tax Indemnitee is required to pay (with no additional net after-tax cost to such Tax Indemnitee), (E) in the case of a claim that must be pursued in the name of an Tax Indemnitee (or an Affiliate thereof), Lessee shall have provided to such Tax Indemnitee an opinion of independent tax counsel selected by the Lessee and reasonably satisfactory to such Tax Indemnitee stating that a reasonable basis exists to contest such claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that there is substantial authority for the position asserted in such appeal) and (F) no Event of Default shall have occurred and be continuing. In no event shall a Tax Indemnitee be required to appeal an adverse judicial determination to the United State Supreme Court. In addition, a Tax Indemnitee shall not be required to contest any claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 13.2, unless there shall have been a change in law (or interpretation thereof) and the shall Tax Indemnitee have received, at the Lessee's expense, an opinion of independent tax counsel selected by the Lessee and reasonably acceptable to the Tax Indemnitee stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Tax Indemnitee will prevail in such contest.

         13.3 Entity Tax Indemnity. Notwithstanding anything in this Section 13 to the contrary, the Lessee shall indemnify and hold harmless, on an After Tax Basis, the Lessor for any and all Taxes based on or measured by the net income of the Lessor.


                            SECTION 14. MISCELLANEOUS

         14.1 Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of the Equipment to the Trust, any disposition of any interest of the Trust in the Equipment or any interest of the Certificate Holders in the Trust, the payment of the Securities and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

         14.2 No Broker, etc. Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Agreement, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act, except for the Arranger, the fees of which shall be paid by the Lessee in accordance with the Fee Letter. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

         14.3 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) one Business Day after delivery to a nationally recognized courier service specifying overnight delivery, (c) three Business Days after being deposited in the mail, certified or registered, postage prepaid, or (d) in the case of facsimile notice, when sent and receipt has been confirmed, addressed as follows in the case of the Lessee, the Trust, the Trust Company, the Indenture Trustee, the Collateral Agent and Wilmington Trust FSB:

         If to the Lessee, to it at:         Hanover Compression Limited
                                             Partnership
                                             12001 North Houston Rosslyn
                                             Houston, Texas 77806
                                             Attention: Chief Financial Officer
                                             Telecopy No.: 281-447-8781

                                             with a copy to:

                                             Latham & Watkins
                                             Sears Tower, Suite 5800
                                             233 South Wacker Drive
                                             Chicago, Illinois 60606
                                             Attention: Richard S. Meller and
                                             Michael A. Pucker
                                             Telecopy No.: 312-993-9767

         If to the Trust, to it at:          Hanover Equipment Trust 2001A
                                             c/o Wilmington Trust Company
                                             1100 North Market Street
                                             Wilmington, Delaware 19890
                                             Attention: Corporate Trust
                                             Administration
                                             Telecopy No.: 302-651-8882

         If to the Certificate Holders,
         to them at:                         General Electric Capital
                                             Corporation
                                             401 Merrit Seven, Suite 23
                                             Norwalk, Connecticut 06851-1177
                                             Attention: Peter DiBiasi
                                             Telecopy No.: 203-229-1989

                                             with a copy to:

                                             Ober, Kaler, Grimes & Shriver
                                             A Professional Corporation
                                             120 E. Baltimore Street
                                             Baltimore, Maryland 21202
                                             Attention: Alan J. Mogol, Esq.
                                             Telecopy No.: 410-547-0699

         If to the Trust Company, to it at:  Wilmington Trust Company
                                             1100 North Market Street
                                             Wilmington, Delaware 19890
                                             Attention: Corporate Trust
                                             Administration
                                             Telecopy No.: 302-651-8882

         If to Indenture Trustee, to it at:  Wilmington Trust FSB
                                             1100 North Market Street

                                             Wilmington, Delaware 19890
                                             Attention: Corporate Trust
                                             Administration
                                             Telecopy No.: 302-651-8882

                                             with a copy to:


                                             Wilmington Trust FSB
                                             3773 Howard Hughes Parkway
                                             Suite 300N
                                             Las Vegas, Nevada 89190
                                             Attention:
                                             Telecopy No.:

         If to Collateral Agent:             Same as for Indenture Trustee

         If to Wilmington Trust FSB          Same as for Indenture Trustee

From time to time any party may designate a new address for purposes of notice hereunder by notice to each of the other parties hereto.

         14.4 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         14.5 Amendments and Termination. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified without the written agreement and consent of, the Indenture Trustee acting on behalf of the Required Holders and any other party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought. In the case of the Indenture Trustee, the actions of the Indenture Trustee shall be governed by the provisions of Article IX of the Indenture. The consent of the Certificate Holders, the Lessor, the Trust Company, the Collateral Agent and the Indenture Trustee shall only be required if such amendment, supplement, waiver or modification would materially adversely affect their respective interests under the Participation Agreement and in any event the Certificate Holders, the Lessor, the Trust Company and the Collateral Agent shall have no right of consent with respect to any amendment, supplement, waiver or modification to Section 9 hereof.

         14.6 Headings, etc. The Table of Contents and headings of the various Sections and Subsections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         14.7 Parties in Interest. Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

         14.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         14.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         14.10 Liability Limited. The Lessee, the Indenture Trustee, the Securityholders and the Certificate Holders each acknowledge and agree that the Trust Company is (except as otherwise expressly provided herein or therein) entering into this Agreement and the other Operative Agreements to which it is a party (other than the Trust Agreement), solely in its capacity as trustee under the Trust Agreement, Indenture Trustee and Collateral Agent under the Indenture, and not in its individual capacity and that Trust Company shall not be liable or accountable under any circumstances whatsoever in its individual capacity for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Trust, except for its own gross negligence or willful misconduct and as otherwise expressly provided herein or in the other Operative Agreements.

         14.11 Rights of Lessee. Notwithstanding any provision of the Operative Agreements, if at any time all obligations (i) of the Trust under the Securities and Indenture and the Security Documents and (ii) of the Lessee under the Operative Agreements have in each case been satisfied or discharged in full, then the Lessee shall be entitled to (a) terminate the Lease (to the extent not previously terminated) and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to the Equipment. Upon the fulfillment of the obligations contained in clauses (i) and (ii) above, the Lessor shall transfer to the Lessee all of its right, title and interest in and to the Equipment (to the extent not previously transferred to the Lessee in accordance with the Lease) by means of a bill of sale, without representation or warranty, and other such documents and acts as Lessee may reasonably request, all at Lessee's expense, and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee.

         14.12 Further Assurances. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee (other than with respect to the removal of Lessor Liens), all such further acts, conveyances, documents and assurances as any of the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including, without limitation, the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense, shall take such action as may be reasonably requested in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement.

         14.13 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         14.14 No Representation or Warranty. Nothing contained herein, in any other Operative Agreement or in any other materials delivered to the Lessee in connection with the transactions contemplated hereby or thereby shall be deemed a representation or warranty by the Indenture Trustee or the Arranger or any of their Affiliates as to the proper accounting treatment or tax treatment that should be afforded to the Lease and the Lessor's ownership of the Equipment and the Indenture Trustee expressly disclaims any representation or warranty with respect to such matters.

         14.15 Highest Lawful Rate. It is the intention of the parties hereto conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Lessee, the Lessor or the Certificate Holders or any other party under any Operative Agreement, shall be subject to the limitation that payments of interest or of other amounts constituting interest shall not be required to the extent that receipt thereof would be in excess of the Highest Lawful Rate, or otherwise contrary to provisions of law applicable to the recipient limiting rates of interest which may be charged or collected by the recipient. Accordingly, if the transactions or the amount paid or otherwise agreed to be paid for the use, forbearance or detention of money under this Agreement, the Lease and any other Operative Agreement would exceed the Highest Lawful Rate or otherwise be usurious with respect to the recipient of any such amount, then, in that event, notwithstanding anything to the contrary in this Agreement, the Lease or any other Operative Agreement, it is agreed as follows as to the recipient of any such amount:

               (a) the provisions of this Section 14.15 shall govern and control over any other provision in this Agreement, the Lease and any other Operative Agreement and each provision set forth therein is hereby so limited;

               (b) the aggregate of all consideration which constitutes interest that is contracted for, charged or received under this Agreement, the Lease, or any other Operative Agreement shall under no circumstances exceed the maximum amount of interest allowed by any Requirement of Law (such maximum lawful interest rate, if any, with respect to such Lender herein called the "Highest Lawful Rate"), and all amounts owed under this Agreement, the Lease and any other Operative Agreement shall be held subject to reduction and (i) the amount of interest which would otherwise be payable to the recipient hereunder and under the Lease, the Loan Documents and any other Operative Agreement, shall be automatically reduced to the amount allowed under any Requirement of Law and (ii) any unearned interest paid in excess of the Highest Lawful Rate shall be credited to the payor by the recipient (or, if such consideration shall have been paid in full, refunded to the payee);

               (c) all sums paid, or agreed to be paid for the use, forbearance and detention of the money under this Agreement, the Lease, or any other Operative Agreement shall, to the extent permitted by any Requirement of Law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and

               (d) if at any time the interest, together with any other fees, late charges and other sums payable pursuant to or in connection with this Agreement, the Lease, and any other Operative Agreement executed in connection herewith or therewith, and deemed interest under any Requirement of Law exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees, charges and sums to accrue to the recipient of such interest, fees, charges and sums pursuant to the Operative Agreement shall be limited, notwithstanding anything to the contrary in the Operative Agreement to that amount which would have accrued at the Highest Lawful Rate for the recipient, but any subsequent reductions, as applicable, shall not reduce the interest to accrue pursuant to the Operative Agreement below the recipient's Highest Lawful Rate until the total amount of interest payable to the recipient (including all consideration which constitutes interest) equals the amount of interest which would have been payable to the recipient (including all consideration which constitutes interest), plus the amount of fees which would have been received but for the effect of this Section 14.15.

         14.16 Waiver . EACH PARTY HERETO FOR THE BENEFIT OF THE PARTIES HERETO AND THE GUARANTORS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING PURSUANT TO THE OPERATIVE AGREEMENTS ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES.

         14.17 Integration. This Agreement, together with the other Operative Agreements, represents the entire agreement of the parties hereto to the subject matter of this Agreement and the Operative Agreements, and there are no promises, undertakings, representations, warranties or agreements by any party hereto relative to the subject matter of this Agreement and the Operative Agreements that are not expressly set forth in this Agreement or the other Operative Agreements.

         14.18 Obligations of Guarantors. The obligations of each Guarantor under this Agreement shall be subordinated in right of payment to the prior payment of Senior Indebtedness and Guarantor Senior Indebtedness of such Guarantor to the same extent as such Guarantor's payment obligations under the Hanover Guarantee are subordinated to prior payment of Senior Indebtedness and Guarantor Senior Indebtedness, mutatis mutandis.

         IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       HANOVER COMPRESSION LIMITED PARTNERSHIP, as Lessee and a Guarantor


                                       By: ____________________________________
                                           Name:
                                           Title:


                                       HANOVER EQUIPMENT TRUST 2001A


                                       By: Wilmington Trust Company, not
                                           individually but solely as Trustee


                                           By: ______________________________
                                               Name:
                                               Title:


                                       GENERAL ELECTRIC CAPITAL
                                       CORPORATION, as Certificate Holder


                                       By: ____________________________________
                                           Name:
                                           Title:


                                       HANOVER COMPRESSOR COMPANY, as
                                       Guarantor


                                       By: ____________________________________
                                           Name:
                                           Title:


                                       HANOVER APPLIED PROCESS SOLUTIONS,
                                       INC., as Guarantor


                                       By: ____________________________________
                                           Name:
                                           Title:

                                       EUREKA ENERGY LIMITED PARTNERSHIP,
                                       as Guarantor


                                       By: ____________________________________
                                           Name:
                                           Title:


                                       HANOVER ACQUISITION LIMITED
                                       PARTNERSHIP, as Guarantor


                                       By: ____________________________________
                                           Name:
                                           Title:


                                       HANOVER COMPRESSOR LIMITED
                                       HOLDINGS LLC, as Guarantor


                                       By: ____________________________________
                                           Name:
                                           Title:


                                       HANOVER LAND LIMITED
                                       PARTNERSHIP, as Guarantor


                                       By: ____________________________________
                                           Name:
                                           Title:


                                       HANOVER MAINTECH LIMITED PARTNERSHIP,
                                       as Guarantor


                                       By: ____________________________________
                                           Name:
                                           Title:

                                       HANOVER/SMITH LIMITED PARTNERSHIP,
                                       as Guarantor


                                       By: ____________________________________
                                           Name:
                                           Title:


                                       HANOVER OEC COMPRESSION
                                       CORPORATION, as Guarantor


                                       By: ____________________________________
                                           Name:
                                           Title:


                                       PRODUCTION OPERATORS CORPORATION,
                                       as Guarantor


                                       By: ____________________________________
                                           Name:
                                           Title:


                                       PRODUCTION OPERATORS, INC., as Guarantor


                                       By: ____________________________________
                                           Name:
                                           Title:


                                       WILMINGTON TRUST FSB, as Indenture
                                       Trustee for the Securityholders, as
                                       Collateral Agent for the Securityholders and the Certificate Holders, and in its individual capacity only to the extent expressly set forth herein


                                       By: ____________________________________
                                           Name:
                                           Title:

                                       WILMINGTON TRUST COMPANY, in its
                                       individual capacity, only to the extent
                                       expressly set forth herein


                                       By: ____________________________________
                                           Name:
                                           Title: